Exhibit 1.35

BUHRMANN LUXEMBOURG S.à r.l.

(anc.KNP LEYKAM HOLDING S.A. ensuite

KNP BT HOLDING S.A. puis BUHRMANN LUXEMBOURG S.A.)

Société à responsabilité limitée

Siège social: L-1471 Luxembourg

398, route d’Esch

R.C. B N° 47 284

STATUTS COORDONNES

SUIVANT LES ACTES N° 812 DU 26 JUIN 2002 et

N° 870 DU 02 JUILLET 2002

ARTICLES OF ASSOCIATION

Chapter I.- Name - Duration - Object - Registered office

Article 1. Name and duration

There hereby exists a private limited liability company (société à responsabilité limitée) under the name of “Buhrmann Luxembourg” S.àr.l. (the “Company”), which shall be governed by the law dated 10th August, 1915 on commercial companies, as amended (the “Law”), as well as by the Articles.

The Company is formed for an unlimited duration.

Article 2. Corporate object

The object of the Company is to carry out all transactions pertaining directly or indirectly to the acquisition of participations in any enterprise in ny form whatsoever, and the administration, management, control and development of those participations.

The Company may also carry out any commercial, financial or industrial activities pertaining directly or indirectly to the incorporation, financing, administration, management, control or consulting of any undertaking or company in any form whatsoever.

The Company may provide any services and carry out any

activities or transactions pertaining directly or indirectly to securitisation activities and carry out any activities directly or indirectly in relation with the servicing of receivables and enter into any transactions, agreements or deeds ancillary thereto or in connection therewith. The Company may in particular, but not exclusively, collect receivables of any kind and carry out any factoring activities for the account of any undertaking or company.

The Company may finance and grant loan advances to any enterprises or companies of any form.

The Company may further, both in Luxembourg and abroad, carry out any transactions which are directly or indirectly connected with its corporate object or which may favour its development.

Chapter II.- Share capital

Article 4. Capital

The Company’s subscribed share capital is set at €12,500, represented by 500 shares with a nominal value of €25 each.

The subscribed share capital may be changed at any time by resolution of the shareholder’s meeting deliberating in the manner provided for amendments of the Articles.

Article 5. Shares

Each share entitles to a fraction of the corporate assets and profits of the Company in direct proportion to the number of shares in existence.

Vis-à-vis the Company, the Company’s shares are indivisible and only one owner is admitted per share. Joint co-owners have to appoint a sole person as their representative towards the Company.

The death, suspension of civil rights, insolvency or bankruptcy of the single shareholder or of one of the shareholders will not bring the Company to an end.

Article 6. Transfer of shares

If there is a single shareholder, the Company’s shares are freely transferable to non-shareholders.

In case of plurality of shareholders, the transfer of shares inter vivos to third parties must be authorised by the general meeting of the shareholders who represent at least three-quarters of the subscribed share capital of the Company. No such authorisation is required for a transfer of shares among the shareholders.

The transfer of shares mortis causa to third parties must be accepted by the shareholders who represent three-quarters of the rights belonging to the survivors.

Article 7. Redemption of shares

The Company shall have power, subject to due observance of the provisions of the Law, to acquire shares in its own capital.

The acquisition and disposal by the Company of shares held by it in its own share capital shall take place by virtue of a resolution of and on the terms and conditions to be decided upon by the general meeting of shareholders deliberating in the manner provided for amendments to the Articles.

Chapter III.- Management – Meetings of the board of managers – Representation - Authorised signatories

Article 8. Management

The Company is managed by one or more managers. In case of plurality of managers, they constitute a board of managers. The manager(s) need not be shareholder(s). The manager(s) is/are appointed by the general meeting of shareholders. The general meeting of shareholders may at any time and ad nutum (without having to state any reason) revoke and replace the manager(s).

The general meeting of shareholders shall decide on the remuneration and the terms and conditions of appointment of each of the managers.

Article 9. Meetings of the board of managers

Meetings of the board of managers are convened by any member of the board.

The managers will be convened separately to each meeting of the board of managers. Except in cases of urgency which will be specified in the convening notice, at least eight days’ written notice of board meetings shall be given.

The meeting will be duly held without prior notice if all the managers are present or duly represented.

The meetings are held at the place, the day and the hour specified in the convening notice.

The notice may be waived by the consent in writing or by facsimile or by any other suitable telecommunication means of each manager. No separate notice is required for meetings held at times and places specified in a schedule previously adopted by a resolution of the board of managers.

Any manager may act at any meeting of the board of managers by appointing in writing or by facsimile or by any other suitable telecommunication means another manager as his proxy.

A manager may represent more than one of his colleagues, provided however that at least two managers are present at the meeting.

Any and all managers may participate in any meeting of the board of managers by telephone or video conference call or by other similar means of communication allowing all the persons taking part in the meeting to hear and speak to each other. The participation in a meeting by these means is deemed equivalent to a participation in person at such meeting.

The board can validly debate and take decisions only if the majority of its members is present or represented.

Decisions of the board are taken by a majority of the votes cast.

In case of urgency, resolutions signed by all managers shall be valid and binding in the same manner as if passed at a meeting duly convened and held. Such signatures may appear on a single document or on multiple copies of an identical resolution and may be evidenced by letter, facsimile or telex.

Article 10. Representation - Authorised signatories

In dealing with third parties, the manager(s) shall have the powers to act in the name of the Company in all circumstances and to carry out and approve all acts and operations consistent with the Company’s objects.

All powers not expressly reserved by the Law or by the Articles to the general meeting of shareholders fall within the scope of competence of the manager, or in case of plurality of managers, of the board of managers.

In case of a single manager, the Company shall be bound by the sole signature of the manager, and, in case of plurality of managers, by the joint signatures of any two members of the board of managers.

The manager, or in case of plurality of managers, the board of managers may subdelegate his/its powers for specific tasks to one or several ad hoc agents.

The manager, or in case of plurality of managers, the board of managers will determine the agent’s responsibilities and his remuneration (if any), the duration of the period of representation and any other relevant conditions of his agency.

Article 11. Liability of managers

The manager or the managers (as the case may be) assume, by reason of his/their position, no personal liability in relation to any commitment validly made by him/them in the name of the Company, so long as such commitment is in compliance with the Articles as well as the applicable provisions of the Law.

Chapter IV.- General meetings of shareholders

Article 12. - General meetings of shareholders

The single shareholder assumes all powers conferred to the general shareholders’ meeting.

In case of a plurality of shareholders, each shareholder may take part in collective decisions irrespective of the number of shares he owns. Each shareholder has voting rights commensurate to the number of shares he owns. Collective decisions are validly taken insofar as they are adopted by partners representing more than half of the share capital.

However, resolutions to alter the Articles or to dissolve and liquidate the Company may only be adopted by the majority in number of the shareholders owning at least three quarters of the Company’s share capital, subject to the provisions of the Law.

Resolutions of shareholders can, instead of being passed at a general meeting of shareholders, be passed in writing by all the shareholders. In this case, each shareholder shall be sent an explicit draft of the resolution(s) to be passed, and shall sign the resolution. Resolutions passed in writing on one or several counterparts in lieu of general meetings shall have the force of resolutions passed at a general meeting of shareholders.

Chapter V.- Financial year - Financial statement - Profit sharing

Article 13. Financial year

The Company’s accounting year begins on January first and ends on December thirty-first of the same year.

Article 14. Financial statements

Each year the books are closed and the manager, or in case of plurality of managers, the board of managers prepares a balance sheet and profit and loss accounts.

Article 15. Inspection of documents

Each shareholder may inspect the above balance sheet and profit and loss accounts at the Company’s registered office.

Article 16. Appropriation of profits - Reserves

An amount equal to five per cent (5%) of the net profits of the Company is set aside for the establishment of a statutory reserve, until this reserve amounts to ten per cent (10%) of the Company’s nominal share capital.

The balance may be distributed to the shareholder(s) commensurate to his/their shareholding in the Company. The general meeting of shareholders shall, subject to applicable law, have power to make payable one or more interim dividends.

Chapter VI. - Dissolution - Liquidation

Article 17. Dissolution

The Company may be dissolved at any time by a resolution of the general meeting of shareholders deliberating in the manner provided for amendments to the Articles.

Article 18. Liquidation

Upon the dissolution of the Company, the liquidation will be carried out by one or several liquidators, whether shareholders or not, appointed by the shareholder(s) who will determine their powers and remuneration.

Chapter VII.- Audit

Article 19. Statutory auditor - External auditor

In accordance with article 200 of the Law, the Company need only be audited by a statutory auditor if it has more than 25 shareholders. An external auditor needs to be appointed whenever the exemption provided by article 256 (2) of the Law does not apply.

Chapter VIII.- Governing law

Article 20. Reference to Legal Provisions

Reference is made to the provisions of the Law for all matters for which no specific provision is made in the Articles.”

SUIT LA VERSION FRANÇAISE DU TEXTE QUI PRECEDE:

STATUTS

Titre I. – Nom – Durée – Objet- Siège

Article 1. – Nom et durée

II existe par les présentes une société a responsabilité limitée sous la “Buhrmann Luxembourg” S.àr.l. (ci-après la “Société”) qui sera régie par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (ci-après la “Loi”) ainsi que par les présents Statuts.

La Société est constituée pour une durée illimitée.

Article 2. – Objet

La Société a pour objet d’accomplir toutes les opérations se rapportant directement ou indirectement à la prise de participations, sous quelque forme que ce soit, dans toute entreprise, ainsi que

l’administration, la gestion, le contrôle et le développement de ces participations.

La Société pourra également exercer toutes activités commerciales, financières ou industrielles directement ou indirectement en relation avec la constitution, le financement, l’administration, la gestion, le contrôle et la consultation de toute entreprise ou société de toute forme.

La Société peut fournir tous services et exercer toutes activités ou transactions directement ou indirectement liées à des activités de titrisation et exercer toutes activités directement ou indirectement liées à des prestations de services concernant des créances et entrer dans toutes transactions, contrats ou actes auxiliaires ou en relation avec ces activités. La Société peut en particulier, mais pas exclusivement, recevoir des créances de toute nature et exercer des activités de factoring pour le compte de toute entreprise ou société.

La Société peut financer et accorder des avances à toute entreprise ou société sous n’importe quelle forme.

La Société peut également, au Luxembourg et à l’étranger, entrer dans des transactions qui sont directement ou indirectement liées à son objet social ou qui peuvent favorisé son développement.

Article 3. Siège social

Le siège de la Société est établi à Luxembourg-Ville.

II peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par résolution prise en assemblée générale extraordinaire des associés statuant comme en matière de changement des Statuts.

L’adresse du siège social peut être transférée endéans les limites de la commune par simple décision du ou des gérants.

La Société peut ouvrir des bureaux et des succursales dans tous autres lieux du pays ainsi qu’à l’étranger.

Titre II. – Capital social

Article 4. - Capital

Le capital social de Société est fixé à €12.500, représenté par 500 parts sociales d’une valeur nominale de €25 chacune.

Le capital social souscrit pourra à tout moment être modifié moyennant résolution de l’assemblée générale des associés délibérant comme en matière de modifications des Statuts.

Article 5. - Parts sociales

Chaque part sociale donne droit à une fraction, proportionnelle au nombre des parts existantes, de l’actif ainsi que des bénéfices de la Société.

Les parts sociales sont indivisibles à l’égard de la Société qui ne reconnaît qu’un seul propriétaire pour chacune d’elles. Les copropriétaires indivis de parts sociales sont tenus de se faire représenter auprès de la Société par une seule et même personne.

Le décès, l’interdiction, la faillite ou la déconfiture de l’associé unique, sinon d’un des associés, ne mettent pas fin à la Société.

Article 6. - Cession des parts sociales

S’il y a un associé unique, les parts sociales détenues par l’associé unique sont librement cessibles aux tiers.

En cas de pluralité d’associés, les parts sociales ne sont cessibles entre vifs à des tiers, non associés, que suite à l’approbation préalable des associés représentant au moins trois quarts du capital social souscrit. Les parts sociales sont librement cessibles entre associés.

Les parts sociales ne peuvent être transmises pour cause de mort à des non associés que moyennant l’agrément des propriétaires de parts sociales représentant les trois quarts des droits appartenant aux survivants.

Article 7. - Rachat de parts sociales

La Société pourra, dans le respect des dispositions de la Loi, racheter les parts sociales de son propre capital social.

L’acquisition et la disposition par la Société de parts sociales de son propre capital social ne pourront avoir lieu qu’en vertu d’une résolution et conformément aux conditions qui seront décidées par une assemblée générale des associés statuant comme en matière de modifications des Statuts.

Titre III. – Gérance – Réunions du conseil de gérance – Représentation – Signatures autorisées

Article 8. – Gérance

La Société est gérée par un ou plusieurs gérants. En cas de pluralité de gérants, ils constituent un conseil de gérance. Le ou les gérants n’ont pas besoin d’être associés. Le ou les gérants sont désignés par l’assemblée générale des associés. L’assemblée générale des associés peut à tout moment et ad nutum (sans devoir justifier d’une raison) révoquer et remplacer le ou les gérants.

L’assemblée générale des associés statue sur la rémunération et les termes du mandat de chacun des gérants.

Article 9. – Réunions du conseil de gérance

Les réunions du conseil de gérance sont convoquées par l’un quelconque des membres du conseil.

Les gérants seront convoqués séparément à chaque réunion du conseil de gérance. Excepté les cas d’urgence qui seront spécifiés dans la convocation, le délai de convocation sera d’au moins huit jours.

La réunion peut être valablement tenue sans convocation préalable si tous les gérants sont présents ou représentés.

Les réunions sont tenues aux lieu, jour et heure spécifiés dans la convocation.

II peut être renoncé à la convocation avec l’accord de chaque gérant donné par lettre, télécopie ou tout autre moyen de télécommunication approprié. Aucune convocation spéciale n’est requise pour des réunions tenues à une date et à un endroit prévus dans une planification de réunions préalablement adoptée par résolution du conseil de gérance.

Chaque gérant peut participer à une réunion en nommant comme son mandataire un autre gérant par lettre, télécopie ou tout autre moyen de télécommunication approprié.

Un gérant peut représenter plus d’un de ses collègues, à la condition toutefois qu’au moins deux gérants participent à la réunion.

Chaque gérant et tous les gérants peuvent participer aux réunions du conseil par conference call téléphonique ou vidéo ou par tout autre moyen similaire de communication ayant pour effet que toutes les personnes participant au conseil puissent communiquer mutuellement. Dans ce cas, le ou les membres concernés seront censés avoir participé en personne à la réunion.

Le conseil de gérance ne peut valablement délibérer et statuer que si la majorité de ses membres est présente ou représentée.

Les résolutions du conseil de gérance sont prises à la majorité des voix exprimées.

En cas d’urgence, les résolutions signées par tous les gérants produisent les mêmes effets que les résolutions prises à une réunion du conseil de gérance dûment convoquée et tenue. De telles signatures peuvent apparaître sur des documents séparés ou sur des copies multiples d’une résolution identique et peuvent résulter de lettres, télécopies ou télex.

Article 10. – Représentation – Signatures autorisées

Vis-à-vis des tiers, le ou les gérants ont les pouvoirs les plus étendus pour agir au nom de la Société en toutes circonstances et pour exécuter et approuver les actes et opérations en relation avec l’objet social de la Société.

Tous les pouvoirs non expressément réservés par la Loi ou les Statuts à l’assemblé générale des associés sont de la compétence du gérant, ou en cas de pluralité de gérants, du conseil de gérance.

En cas de gérant unique, la Société sera engagée par la seule signature du gérant, et en cas de pluralité de gérants, par la signature conjointe de deux membres du conseil de gérance.

Le gérant unique, ou en cas de pluralité de gérants, le conseil de gérance pourra déléguer ses compétences pour des opérations spécifiques à un ou plusieurs mandataires ad hoc.

Le gérant unique, ou en cas de pluralité de gérants, le conseil de gérance déterminera les responsabilités du mandataire et son éventuelle rémunération, la durée de la période de représentation et n’importe quelles autres conditions pertinentes de ce mandat.

Article 11. - Responsabilité des gérants

Le ou les gérants (selon le cas) ne contractent en raison de sa/leur position, aucune responsabilité personnelle pour un engagement valablement pris par lui/eux au nom de la Société, aussi longtemps que cet engagement est conforme aux Statuts et aux dispositions applicables de la Loi.

Titre IV. - Assemblée générale des associés

Article 12. - Assemblées générales des associés

L’associé unique exerce les pouvoirs dévolus à l’assemblée générale des associés.

En cas de pluralité d’associés, chaque associé a le droit d’assister aux assemblées générales des associés quel que soit le nombre de parts qui lui appartiennent. Chaque associé a un nombre de voix proportionnel au nombre de parts qu’il possède. Les décisions collectives ne sont valablement prises que pour autant qu’elles aient été adoptées par des associés représentant plus de la moitié du capital social.

Cependant, les résolutions portant modification des Statuts ou dissolution et liquidation de la Société ne pourront être prises que par l’accord de la majorité en nombre des associés représentant au moins les trois quarts du capital social, sous réserve des dispositions de la Loi Les résolutions des associés pourront, au lieu d’être prises lors d’une assemblée générale des associés, être prises par écrit par tous les associés. Dans cette hypothèse, un projet explicite de la ou des résolutions à prendre devra être envoyé à chaque associé, et chaque associé signera la ou les résolutions. Des résolutions passées par écrit et reprises sur un document unique ou sur plusieurs documents séparés auront le même effet que des résolutions prises lors d’une assemblée générale des associés.

Titre V. - Année sociale - Bilan - Répartition

Article 13. - Année sociale

L’année sociale commence le 1er janvier et se termine le 31 décembre de chaque année.

Article 14. - Comptes sociaux

Chaque année, les livres sont clos et le gérant, ou en cas de pluralité de gérants, le conseil de gérance prépare le bilan et le compte de pertes et profits.

Article 15. - Inspection des documents

Chaque associé peut prendre connaissance du bilan et du compte de pertes et profits au siège social de la Société.

Article 16. - Distribution des bénéfices - Réserves

Un montant égal à cinq pour cent (5%) des bénéfices nets de la Société est affecté à l’établissement de la réserve légale, jusqu’à ce que cette réserve atteigne dix pour cent (10%) du capital social de la Société.

Le solde peut être distribué aux associés en proportion de la participation qu’ils détiennent dans la Société. L’assemblée générale des associés a, sous réserve des dispositions légales applicables, le pouvoir de faire payer un ou plusieurs dividendes intérimaires.

Titre VI. - Dissolution - Liquidation

Article 17. - Dissolution

La Société peut à tout moment être dissoute par résolution prise en l’assemble générale des actionnaires statuant comme en matière de changement des Statuts.

Article 18. - Liquidation

En cas de dissolution de la Société, la liquidation sera réalisée par un ou plusieurs liquidateurs, associés ou non, nommés par les associés qui détermineront leurs pouvoirs et leur rémunération.

Titre VII. - Vérification des comptes

Article 19. - Commissaire aux comptes - Réviseur d’entreprises

Conformément à l’article 200 de la Loi, la Société ne devra faire vérifier ses comptes par un commissaire que si elle a plus de 25 associés. Un réviseur d’entreprises doit être nommé si l’exemption prévue par l’article 256 (2) de la Loi n’est pas applicable.

Titre VIII.- Loi applicable

Article 20. - Référence aux dispositions légales

Pour tous les points non expressément prévus aux présents statuts, il en est fait référence aux dispositions de la Loi.

Certifié conforme

Pour la Gérance

Déposé au registre de commerce et des sociétés de Luxembourg

24 JUL. 2002

le préposé